UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 25, 2024, F9 Investments, LLC (“F9”) issued a press release (the “Press Release”) announcing that another significant shareholder of LL Flooring Holdings, Inc. (the “Company”) has independently voiced strong concerns regarding the Company’s current strategy and leadership and has reiterated support for the election of F9’s three highly qualified nominees to the Company’s Board of Directors. F9 has published the Press Release to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Press Release, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Press Release from time to time.

EXHIBIT 1

INDEPENDENT LL FLOORING SHAREHOLDER SUPPORTS F9’S DIRECTOR NOMINEES

Donovan S. Royal, ~4.6% Shareholder of LL Flooring, Independently Voices Strong Concerns Regarding LL Flooring’s Leadership and Supports the Election of F9’s Three Highly Qualified Director Nominees

F9 Urges Shareholders Vote the GOLD Proxy Card “FOR” F9’s Director Nominees – Tom Sullivan, Jason Delves, and Jill Witter – Who Are the Right Individuals to Restore Value to LL Flooring

FRANKLIN, Tenn. – June 25, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today noted that another significant Company shareholder, Donovan S. Royal, has independently voiced strong concerns regarding LL Flooring’s current strategy and leadership and has reiterated support for the election of F9’s three highly qualified nominees to the Company’s Board of Directors (the “Board”) at its 2024 Annual Meeting to be held on July 10, 2024. Mr. Royal is not affiliated with F9 Investments.

Donovan S. Royal, a longtime flooring industry executive who holds approximately 4.6% of LL Flooring’s outstanding common stock as of the Company’s 2024 record date, yesterday issued a statement addressing certain mischaracterizations in LL Flooring’s most recent proxy materials regarding F9’s nominees and called out the Board for its failure to take accountability for the Company’s abysmal performance which has left LL Flooring at risk of going out of business.

The full text of Mr.  Royal’s filing can be accessed directly here and at www.SEC.gov.

With regard to the Company’s filed statements regarding the fitness of F9’s nominees to serve on the Board and Mr. Sullivan’s track record of value creation, Mr. Royal noted:

Those filings dated June 17, 20241 and substantially parroted on June 18, 20242 contain questionable statements about the experience and qualifications of the Company’s nominees and incorrectly assert, “Mr. Sullivan and his other two nominees... offer no incremental value to your Board.” The Company’s own actions undermine this claim, as LL had previously offered a board seat to one of Mr. Sullivan’s nominees, John Jason Delves, who evidently possesses the requisite experience (as do Mr. Sullivan’s other nominees) to repair the damage done by the current Board and management.

[1]	LL Flooring, “DEFA14A Proxy Material,” June 17, 2024, pp. 4, 28, available at: https://www.sec.gov/Archives/edgar/data/1396033/000119312524162674/d851150ddefa14a.htm
[2]	LL Flooring, “DEFA14A Proxy Material,” June 18, 2024, available at: https://www.sec.gov/Archives/edgar/data/1396033/000119312524163066/d856039ddefa14a.htm

The Company claims, “if these (Mr. Sullivan’s) nominees were elected, they would remove superior talent, critical skills and... risk derailing the progress being made in executing on the Company’s set of five strategic priorities...” To which progress is the Company referring? Is it the collapse in sales from roughly $1.1 billion in 2019 to the abysmal trailing twelve month revenue haul of ~$850 million, a colossal drop in revenue of ~22% in four years?

… In the Company’s filing on June 18, 2024, the Board asserts that Mr. Sullivan was responsible for significant shareholder losses, but omits the value Mr. Sullivan added, starting in 1994 in the back of his pick-up truck, until his exit from the Company. From the date of the IPO on November 9, 2007, until December 30, 2016, the last day Mr. Sullivan worked at the Company, LL investors earned a 61% return on their investment.3

Regarding the Board’s failure to take accountability for the disastrous results of its so-called strategic initiatives, and the danger to shareholders that re-empaneling the current Board would pose, Mr. Royal wrote:

Comparing the catastrophic decline in business over the last four years to another period of turmoil at the Company from 2013 to 2017,4 would take into account the events the Board describes in multiple pages of its filing in an attempt to discredit Mr. Sullivan, cherry picking facts, ignoring its own complicity (Douglas T. Moore and Nancy M. Taylor have been Board members since 2006 and 2014, respectively), and avoiding the fundamental question of how did this negative publicity actually impact the business. That answer is: not as much as the current Board’s failed strategy.

… the statements by the Company that Mr. Sullivan’s ideas are “outdated and fail to recognize the current industry landscape” are in the opinion of the filer, an expert in the industry, simply ludicrous. It is time for change in the board room and C Suite. If Ms. Taylor and Mr. Tyson had not wasted millions on the failed re-brand, and had that Board hired the right executive talent with the appropriate skill set to navigate the current environment, the Company would not be in the precarious position it finds itself today, with a measly $41 million market capitalization, about $400 million LESS than when Mr. Sullivan left the Company.

… make no mistake, if the three current Board members up for election at this year’s annual meeting are successful in retaining their seats and are allowed to continue pursuing the disastrous five strategic priorities, this Company will not survive.

Time is short. All LL Flooring shareholders must protect the value of their investment.

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

[3]	Values based on LL closing prices of $9.76 and $15.74 as of 11/9/2007 and 12/30/2016, respectively.
[4]	See Lumber Liquidators SEC Filings from 2013-2016

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

Solomon Partners Securities, LLC is serving as F9’s financial advisor and Dentons US LLP is serving as its legal advisor.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com